Exhibit (d)(4)

Schedule A

Amended as of December 1, 2018 to reduce Artisan International Small Cap Fund’s Annual Rate of Fee

Fund	Annual Rate of Fee	Asset Base	Original Effective Date of Agreement	Initial Term End Date
Developing World Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	May 12, 2015	May 12, 2017
Emerging Markets Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
Global Discovery Fund	0.975% 0.950% 0.925% 0.900% 0.875%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	August 18, 2017	August 18, 2019
Global Equity Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
Global Opportunities Fund	0.900% 0.875% 0.850% 0.825% 0.800%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
Global Value Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
High Income Fund	0.725% 0.700% 0.675% 0.650% 0.625%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $10 billion over $10 billion	March 12, 2014	June 30, 2015
International Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $500 million $500 million up to $750 million $750 million up to $1 billion $1 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
International Small Cap Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $2 billion $2 billion up to $3 billion $3 billion up to $4 billion $4 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015

[Schedule A to Second Amended & Restated Investment Advisory Agreement]

Exhibit (d)(4)

International Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Small Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Thematic Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 16, 2017	February 16, 2019
Value Fund	0.800% 0.760% 0.720% 0.680% 0.640%	up to $50 million $50 million up to $ 100 million $100 million up to $500 million $500 million up to $7.5 billion over $7.5 billion	March 12, 2014	June 30, 2015

IN WITNESS WHEREOF, ARTISAN PARTNERS FUNDS, INC. and ARTISAN PARTNERS LIMITED PARTNERSHIP have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first written above.

Artisan Partners Funds, Inc.

By: /s/ Sarah A. Johnson

Artisan Partners Limited Partnership

By: /s/ Sarah A. Johnson

[Schedule A to Second Amended & Restated Investment Advisory Agreement]